Exhibit 99.1

CONTACT:

Bruce Zurlnick

Cara O’Brien/Melissa Myron

Senior Vice President and

Media Contact: Stephanie Sampiere

Chief Financial Officer

Financial Dynamics

Finlay Enterprises, Inc.

(212) 850-5600

(212) 808-2800

FOR IMMEDIATE RELEASE

FINLAY ENTERPRISES ANNOUNCES FINLAY FINE JEWELRY
COMPLETES $200 MILLION OFFERING OF 8-3/8% SENIOR NOTES DUE 2012 AND
REPURCHASE OF TENDERED SENIOR DEBENTURES AND SENIOR NOTES
~ ANNOUNCES REDEMPTION OF REMAINING SENIOR DEBENTURES AND SENIOR NOTES ~

New York, NY, June 3, 2004 — Finlay Enterprises, Inc. (“Finlay Enterprises”) (NASDAQ: FNLY) today announced its wholly-owned subsidiary, Finlay Fine Jewelry Corporation (“Finlay Jewelry”), completed its previously announced $200 million offering of senior unsecured notes (the “New Senior Notes”). The New Senior Notes, which were issued at par and will pay a coupon of 8-3/8%, will mature on June 1, 2012. Finlay Jewelry used a portion of the net proceeds from the offering, together with drawings from its revolving credit facility, to fund the repurchase today of approximately 98% of the $150 million outstanding principal amount of its 8-3/8% Senior Notes due 2008 (the “Notes”) and the repurchase by Finlay Enterprises of approximately 79% of the $75 million outstanding principal amount of Finlay Enterprises’ 9% Senior Debentures due 2008 (the “Debentures”) and make consent payments in connection with the amendment of the related indentures.

On May 7, 2004, Finlay Jewelry and Finlay Enterprises each commenced cash tender offers and consent solicitations relating to any and all of Finlay Jewelry’s outstanding Notes and Finlay Enterprises’ outstanding Debentures. Prior to the expiration of the consent solicitations on May 19, 2004, holders of the Notes and the Debentures that were purchased today tendered their securities and consented to the proposed amendments to the related indentures. The supplemental indentures incorporating the proposed amendments became operative today upon Finlay Jewelry’s and Finlay Enterprises’ acceptance for purchase of the tendered Notes and Debentures and will be binding upon the holders of any of the Notes and Debentures that are not tendered in the tender offer.

Finlay Jewelry and Finlay Enterprises each also announced today that they have called for redemption on July 2, 2004 all of the Notes and Debentures that remain outstanding at redemption prices of 102.792% and 103.000%, respectively, plus accrued and unpaid interest to the redemption date. Finlay Jewelry will use the balance of the net proceeds from the offering, together with drawings from its revolving credit facility, to finance the redemptions.

The New Senior Notes have been offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and outside the United States pursuant to Regulation S under the Securities Act. These notes have not been registered under the Securities Act, or the securities laws of any state, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

This announcement is not an offer to purchase or solicitation of an offer to purchase the Notes or Debentures nor is this announcement an offer to sell the New Senior Notes. The tender offers are each being made, and the consent solicitations were made, solely by means of Finlay Jewelry’s and Finlay Enterprises’ Offers to Purchase and Consent Solicitation Statements, dated May 7, 2004, and the related Consents and Letters of Transmittal.

- more -

Finlay Enterprises, Inc. through its wholly-owned subsidiary, Finlay Fine Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States. The number of locations at the end of the first quarter of fiscal 2004 totaled 970.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on Finlay’s current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by Finlay or any other person that the events or circumstances described in such statement are material.

###